EXHIBIT 10.3
AMENDMENT NO. 1
TO
STANDBY EQUITY PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 (the “Amendment”) to the Standby Equity Distribution Agreement (the “Agreement”), dated July 10, 2009, between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited company (the “Investor”) and DIGITAL ANGEL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Company”) is dated July 17, 2009. Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement.
WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as more fully described herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Company hereby agree as follows:
1.	Amendments.
a.	Section 1.09. Section 1.09 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment Amount” shall mean the aggregate amount of up to $5,000,000 which the Investor has agreed to provide to the Company in order to purchase the Shares pursuant to the terms and conditions of this Agreement provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under this Agreement (including any Commitment Shares) would exceed 3,578,299 shares of Common Stock (which is less than 20% of the 17,891,495 outstanding shares of Common Stock as of the date of this Agreement) except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of The NASDAQ Stock Market LLC for issuances of Common Stock in excess of such amount.

2.	Miscellaneous.
a.	The parties hereto acknowledge and agree that, other than as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.
b.	This Amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

Digital Angel Corporation

By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer

INVESTOR:

YA Global Master SPV Ltd.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Gerald Eicke

Name: Gerald Eicke
Title: Managing Member